As filed with the Securities and Exchange Commission on November 14, 2008
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE WASHINGTON POST COMPANY
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)
1150 15th Street, N.W.
Washington, D.C. 20071
(202) 334-6000
(Address, including zip code,
and telephone number, including
area code, of Registrant=s
principal executive offices)

53-0182885
(I.R.S. Employer
Identification No.)
Veronica Dillon
Senior Vice President,
General Counsel and Secretary
The Washington Post Company
1150 15th Street, N.W.
Washington, D.C. 20071
(202) 334-6000
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

with copies to: Ronald Cami, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1048

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “larger accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (a)	Proposed maximum offering price per unit (a)	Proposed maximum aggregate offering price (a)	Amount of registration fee (b)
Debt Securities

(a)	An indeterminate aggregate initial offering price or number of the securities of each identified Debt Security is being registered as may from time to time be offered at indeterminate prices.
(b)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the $400,000,000 principal amount of debt securities (the “Previously Registered Securities”) that were registered under registration statement no. 333-72162 filed on October 24, 2001 and have not yet been issued and sold are included in this registration statement. A filing fee of $100,000 was paid with respect to such Previously Registered Securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all other registration fees.

PROSPECTUS

THE WASHINGTON POST COMPANY

1150 15th Street, N.W.
Washington, D.C. 20071
(202) 334-6000

DEBT SECURITIES

We may offer from time to time unsecured debt securities consisting of notes, debentures or other evidences of indebtedness.

The terms of each series of debt securities will be set forth in a prospectus supplement.  You should read this prospectus and the prospectus supplement carefully.

____________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

____________________

We may sell debt securities directly, through agents or through underwriters or dealers.

The date of this prospectus is November 14, 2008

TABLE OF CONTENTS

About this Prospectus	1
Where You Can Find More Information	1
Incorporation of Certain Documents By Reference	2
Forward-Looking Statements	3
The Washington Post Company	3
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	4
Description of The Debt Securities	5
Plan of Distribution	14
Legal Matters	14
Experts	15

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process.  Under this shelf process, we may, from time to time, sell debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement under the Securities Act that registers the distribution of the debt securities.  The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities.  The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended.  You may read and copy this information at the following locations of the Commission.

Public Reference Room 100 F Street, N.E. Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements and other information about issuers.  The address of that site is http://www.sec.gov.

You can also inspect reports, proxy statements and other information about the Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the Commission.  The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission.  They contain important information about us and our predecessors.

Company SEC Filings	Period
Annual Report on Form 10-K	Year ended December 30, 2007
Quarterly Reports on Form 10-Q	Quarters ended March 30, 2008, June 29, 2008 and September 28, 2008
Current Reports on Form 8-K	As filed on January 17, 2008, February 7, 2008, May 16, 2008, June 10, 2008, June 12, 2008 and July 2, 2008

We incorporate by reference additional documents that we may file with the Commission between the date of this prospectus and the termination or completion of the offering of the debt securities.  These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.  Any report, document, or portion thereof that is furnished to, but not filed with, the Commission is not incorporated by reference.  The information contained on our website (www.washpostco.com) is not incorporated into this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the Commission through the Commission=s web site at the address described above.  Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus.  You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

General Counsel’s Office
The Washington Post Company
1150 15th Street, N.W.
Washington, D.C. 20071
(202) 334-6000

If you request any incorporated documents from us, we will mail them to you by first class mail, or other means, promptly after we receive your request.

FORWARD-LOOKING STATEMENTS

All public statements made by us and our representatives which are not statements of historical fact, including certain statements in this registration statement on Form S-3, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements including comments about our business strategies and objectives, the prospects for growth in our various business operations, and our future financial performance.  As with any projection or forecast, forward-looking statements are subject to various risks and uncertainties that could cause actual results or events to differ materially from those anticipated in such statements.  Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of us. We assume no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.

THE WASHINGTON POST COMPANY

The Washington Post Company  is a diversified education and media company. Our Kaplan subsidiary provides a wide variety of educational services, both domestically and outside the United States.  Our media operations consist of newspaper publishing (principally  The Washington Post ), television broadcasting (through the ownership and operation of six television broadcast stations), magazine publishing (principally Newsweek ) and the ownership and operation of cable television systems.

We were incorporated in 1947 under the laws of the State of Delaware.  Our executive offices are located at 1150 15th Street, N.W., Washington, D.C. 20071, and our telephone number is (202) 334-6000.  We maintain a website that contains information about us at www.washpostco.com.  The information included on our website is not, and should not be considered as, a part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes.  These may include payment of other debt, capital expenditures, possible acquisitions, repurchase of our stock, and other purposes as may be stated in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges has been computed by dividing “earnings available for fixed charges” by “fixed charges.” For purposes of computing this ratio, “earnings available for fixed charges” principally consists of (i) income before income taxes and cumulative effect of change in accounting principle, and equity in earnings (losses) of affiliates, plus (ii) “fixed charges” (excluding capitalized interest).  “Fixed charges” principally consists of interest expense and the portion of rental expense that is representative of the interest factor.

	Thirty-Nine Weeks Ended	Fiscal Year Ended
	September 28, 2008	December 30, 2007	December 31, 2006	January 1, 2006	January 2, 2005	December 28, 2003
Ratio of earnings to fixed charges	2.6	7.8	9.1	8.8	10.0	8.4

DESCRIPTION OF THE DEBT SECURITIES

The debt securities will be issued under an indenture (the “base indenture”), dated as of February 17, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The First National Bank of Chicago), as trustee, as amended by a First Supplemental Indenture dated as of September 22, 2003 (the “supplement,” together with the base indenture, the “Indenture”).  The base indenture was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 1999 and is herein incorporated by reference.  The supplement was filed as an exhibit to the Company’s Current Report filed on Form 8-K on September 22, 2003 and is herein incorporated by reference.  The debt securities may be issued from time to time in one or more series.  The particular terms of each series will be described in a prospectus supplement.  The following statements are subject to the detailed provisions of the Indenture.  Capitalized terms that are not defined in the following discussion have the meanings assigned to them in the Indenture.  For purposes of this section of this prospectus, references to “the Company” are to “The Washington Post Company.”

General

The debt securities may be issued from time to time under the Indenture in an unlimited aggregate principal amount and an unlimited number of series.

The debt securities are unsecured and will have the same rank as all other unsecured and non-subordinated debt of the Company.

The prospectus supplement relating to the series of debt securities which it offers describes to the extent applicable:

(1)	the title of the debt securities of such series;

(2)	any limit upon the aggregate principal amount of such debt securities;

(3)	the person to whom the interest on a debt security of any series will be payable if not the person in whose name that debt security is registered on the regular record date;

(4)	the date or dates on which such debt securities will mature or the method of determination of such date or dates;

(5)
the rate or rates, or the method of determination thereof, at which such debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates such interest will be payable and, for registered debt securities, the Regular Record Dates;

(6)	the place or places where the principal of, and premium and interest, if any, on, such debt securities will be payable;

(7)	the period or periods within which, the price or prices at which the terms and conditions upon which any such debt security may be redeemed, in whole or in part, at the option of the Company;

(8)	any terms for redemption or repurchase pursuant to any sinking fund or analogous provision or the option of a Holder;

(9)	any terms for conversion of the debt securities into other securities of the Company or any other corporation at the option of a Holder;

(10)	any terms for the attachment to such debt securities of warrants, options or other rights to purchase or sell stock or other securities of the Company;

(11)
if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon acceleration of maturity (debt securities subject to such provisions being referred to as “Original Issue Discount Securities”);

(12)
any deletions or modifications of, or additions to, the Events of Default or covenants of the Company under the Indenture with respect to such debt securities (including whether the covenants described below under “Certain Covenants of the Company” will not apply to such debt securities);

(13)
if other than U.S. dollars, the currency, currencies or currency unit or units in which such debt securities will be denominated and in which the principal of, and premium and interest, if any, on, such securities will be payable and related restrictions;

(14)
whether, and the terms and conditions on which, the Company or a Holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on, such debt securities is to be made in a currency or currencies or currency unit or units other than that in which such debt securities are denominated;

(15)
any matter of determining the amount of principal of, or premium or interest, if any, on, any such debt securities to be determined with reference to an index based on a currency or currency unit or units other than that in which such debt securities are stated to be payable or an index based on any other method;

(16)
whether such debt securities will be issued in fully registered form without coupons or in bearer form with or without coupons, or any combination thereof, whether such debt securities will be issued in the form of one or more global securities and whether such debt securities are to be issuable in temporary global form or definitive global form;

(17)	if such debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

(18)
whether and under what circumstances the Company will pay additional amounts to any holder of such debt securities who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such debt securities rather than pay any additional amounts; and

(19)	any other terms of any of such debt securities not inconsistent with the Indenture.

Limitation on Merger, Consolidation and Certain Sale of Assets

The Indenture provides that the Company will not consolidate with or merge into any other corporation, or convey or transfer all or substantially all its properties and assets as an entirety to, any person unless:

(a)	the successor is a U.S. corporation, partnership, limited liability company, trust or other entity,

(b)	the successor assumes on the same terms and conditions all the obligations under the debt securities and the Indenture, and

(c)	immediately after giving effect to the transaction, there is no default under the Indenture.

Upon such merger, consolidation, conveyance or transfer, the successor will succeed to, and will be substituted in lieu of, the Company.

Certain Covenants of the Company

Event Risk. Except for the limitations on Secured Indebtedness and Sale and Leaseback Transactions described below, the Indenture and debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protections in the event of a highly leveraged transaction involving the Company.

Limitation on Secured Indebtedness.  The Indenture provides that the Company will not, and will not  permit any Restricted Subsidiary to, create, assume, incur or guarantee any Secured Indebtedness without  securing the debt securities equally and ratably with, or prior to, such Secured Indebtedness unless  immediately thereafter the aggregate amount of all outstanding Secured Indebtedness (exclusive of Secured Indebtedness if the debt securities are secured equally and ratably with, or prior to, such Secured Indebtedness and not including any Secured Indebtedness which is concurrently being retired) and the discounted present value determined as set forth in the Indenture of all net rentals payable under existing leases entered into in connection with Sale and Leaseback Transactions (as defined below) (“Attributable Debt”) entered into after a specified date (except any such leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary not including any Attributable Debt which is concurrently being retired) would not exceed 15% of Consolidated Net Worth.

Limitation on Sale and Leaseback Transactions.  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of the Company or any Restricted Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

(a)	immediately thereafter, the sum of:

(i)
the discounted present value determined as set forth in the Indenture of all net rentals payable under all such existing leases entered into after a specified date (except any such leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary), and

(ii)
the aggregate amount of all outstanding Secured Indebtedness (exclusive of Secured Indebtedness if the debt securities are secured equally and ratably with, or prior to, such Secured Indebtedness) does not exceed 15% of Consolidated Net Worth; or

(b)	an amount equal to the greater of:

(i)	the net proceeds to the Company or a Restricted Subsidiary from such Sale and Leaseback Transaction, and

(ii)	the discounted present value determined as set forth in the Indenture of all net rentals payable thereunder is applied within 180 days to the retirement of long-term debt of the Company or a Restricted Subsidiary (other than such debt which is subordinated to the debt securities or which is owing to the Company or a Restricted Subsidiary).

Certain Definitions Used in The Covenants.  The Indenture defines some of the terms used in the Covenants as follows:

“Secured Indebtedness” will mean indebtedness of the Company or any Restricted Subsidiary for borrowed money which is secured by any lien upon (or in respect of any conditional sale or other title retention agreement covering) any Principal Property or any stock or indebtedness of a Restricted Subsidiary, but excluding from such definition all indebtedness:  (i) outstanding on a specified date, secured by liens (or arising from conditional sale or other title retention agreements) existing on that date; (ii) incurred after a specified date to finance the acquisition, improvement or construction of property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction or arising from conditional sale or other title retention agreements; (iii) secured by liens on Principal Property or on the stock or indebtedness of Restricted Subsidiary, and, in either case, existing at the time of acquisition thereof; (iv) owing to the Company or any Restricted Subsidiary; (v) secured by liens (or conditional sale or other title retention devices) existing at the time a corporation became or becomes a Restricted Subsidiary in the case of a corporation which shall have become or becomes a Restricted Subsidiary after a specified date; (vi) guarantees by the Company of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of the Company and any other Restricted Subsidiaries; (vii) arising from any Sale and Leaseback Transaction; (viii) incurred to finance the acquisition or construction of property secured by liens in favor of any country or any political subdivision thereof; and (ix) constituting any replacement, extension or renewal of any such indebtedness (to the extent such indebtedness is not increased).

“Principal Property” will mean all land, land improvements, buildings, machinery and equipment constituting a manufacturing facility, a printing facility, a warehouse facility, a distribution facility, a television broadcast facility, a cable television facility or an office facility (including any portion thereof) which facility is owned by or leased to the Company or a Restricted Subsidiary, is located within the United States and has an acquisition cost plus capitalized improvements in excess of 1% of Consolidated Net Worth as of the date of such determination, other than any such facility financed through the issuance of tax-exempt governmental obligations, or which the Board of Directors determines is not of material importance to the Company and its Restricted Subsidiaries taken as a whole, or in which the interest of the Company and all its Subsidiaries does not exceed 50%.

“Consolidated Net Worth” will mean, at the date of any determination, the consolidated stockholders’ or owners’ equity of the Company and its subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

“Restricted Subsidiary” will mean any Subsidiary of the Company which has substantially all its property in the United States, which transacts substantially all its business in the United States, and which owns or is a lessee of any Principal Property.  Subsidiaries organized or acquired after a specified date for the purpose of acquiring the stock, business or assets of any person other than the Company or any Restricted Subsidiary and which (after giving effect to such acquisition) have consolidated total assets of not more that 10% of the consolidated total assets of the Company and its subsidiaries are excluded from the definition of Restricted Subsidiary.

“Subsidiary” will mean any corporation a majority of the voting shares of which are at the time owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

The Indenture provides that the Company may omit to comply with the restrictive covenants described above under “Limitation on Secured Indebtedness” and “Limitation on Sale and Leaseback Transactions” if the holders of not less than a majority in principal amount of all series of outstanding debt securities affected thereby (acting as one class) waive compliance with such restrictive covenants.

Form, Exchange, Registration and Transfer

The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

●
any Debt Security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

●	any Debt Security that has been called for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of, or any premium or interest on, debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” means each day on which commercial banks and foreign exchange markets settle payments in the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable, or place of publication.  Unless otherwise specified, “business day” shall exclude any day on which commercial banks and foreign exchange markets do not settle payments in London.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Satisfaction and Discharge; Defeasance

At the request of the Company, the Indenture will cease to be in effect as to the debt securities of any series (except for certain obligations to register the transfer or exchange of such debt securities and related coupons, if any, and hold moneys for payment of such debt securities and coupons in trust) when either (a) all such debt securities and coupons have been delivered to the trustee for cancellation or (b) all such debt securities and coupons have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and the Company has deposited with the trustee, in trust money, in the currency, currencies or currency unit or units in which such debt securities are payable, in an amount sufficient to pay all the principal of, and premium and interest, if any, on, such debt securities on the dates such payments are due in accordance with the terms of such debt securities.

The Company may defease any series of debt securities and, at its option, either (a) be Discharged after 90 days from any and all obligations in respect of such series of debt securities (except for certain obligations to register the transfer of or exchange debt securities and related coupons, replace stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or (b) eliminate the requirement to comply with certain restrictive covenants of the Indenture in respect of such series (including those described under “Certain Covenants of the Company”).  In order to exercise either defeasance option, the Company must deposit with the trustee in trust, money, or, in the case of debt securities and coupons denominated in U.S. dollars, U.S. Government Obligations or, in the case of debt securities and coupons denominated in a foreign currency, Foreign Government Securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies or currency unit or units in which such debt securities are payable all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.  Among the conditions to the Company=s exercising any such option, the Company is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and that the holders of such series will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised.

Events of Default, Notice and Waiver

The Indenture provides that, if an Event of Default specified therein with respect to any series of debt securities shall have happened and be continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series (in the case of certain events of bankruptcy, insolvency and reorganization, voting as one class with all other outstanding debt securities) may declare the principal of all the debt securities of such series, together with accrued interest thereon, if any, to be immediately due and payable by notice in writing to the Company (and to the trustee if given by the holders).

Events of Default in respect of any series are defined in the Indenture as being:

●	default for 30 days in payment of any interest installment when due;

●	default in payment of principal of, or premium, if any, on, debt securities of such series when due at their stated maturity, by declaration, when called for redemption or otherwise;

●	default for 30 days in the making of any payment for a sinking, purchase or analogous fund provided for in respect of debt securities of such series;

●
default for 90 days after notice to the Company by the trustee or by holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series in the performance of any covenant or agreement in the debt securities of such series or in the Indenture with respect to debt securities of such series;

●	certain events of bankruptcy, insolvency and reorganization;

●	and any other Event of Default provided with respect to the debt securities of such series.

No Event of Default with respect to a single series of indebtedness issued under the Indenture (and any supplemental indentures) necessarily constitutes an Event of Default with respect to any other series of indebtedness issued thereunder.

The Indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, or premium or interest, if any, on, or a sinking fund installment, if any, with respect to any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series.  The term “default” for the purpose of this provision only means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated.

The Indenture contains provisions entitling the trustee, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the Indenture at the request of holders of the debt securities.

The Indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series.

The Indenture includes a covenant that the Company will file annually with the trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default or Event of Default with respect to the debt securities of such series or compliance with certain provisions of the Indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium or interest, if any, on, any of the debt securities of such series.  The holders of a majority in principal amount of a series of outstanding debt securities also have certain rights to rescind any declaration of acceleration with respect to such series after all Events of Default with respect to such series not arising from such declaration shall have been cured.

Modification of the Indenture

The Indenture allows the Company and the trustee, without the consent of any holders of debt securities, to enter into supplemental indentures for the purposes, among other things, of:

●	to evidence the succession of another corporation to the Company and the assumption by such corporation of the covenants of the Company in the Indenture and series of debt securities,

●	adding to the Company’s covenants,

●	adding additional Events of Default,

●	establishing the form or terms of any series of debt securities issued under such supplemental indentures or curing ambiguities or inconsistencies in the Indenture,

●	making other provisions that do not adversely affect the interests of the holders of any series of debt securities in any material respect.

The Indenture allows the Company and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of the debt securities of such series.  But no supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any debt security;

(3) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof;

(4) change any place of payment where, or the currency, currencies or currency unit or units in which, any debt security or any premium or interest thereon is payable;

(5) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(6) affect adversely the terms, if any, of conversion of any debt security into stock or other securities of the Company or of any other corporation;

(7) reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

(8) change any obligation of the Company, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series;

(9) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding debt securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding debt securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Meetings

The Indenture contains provisions for convening meetings of the holders of debt securities of any series.  A meeting may be called at any time by the trustee under the Indenture, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with “Notices” below.  Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting of holders of debt securities of such series, except that in the absence of a quorum, if the meeting was called by the Company or the trustee, it may be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting may be further adjourned for a period of not less than 10 days.

Except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above under “Modification of the Indenture”, and subject to the provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series.  Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series.  Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series and the related coupons.  With respect to any consent, waiver or other action which the Indenture expressly provides may be given by the holders of a specified percentage of outstanding debt securities of all series affected thereby (acting as one class), only the principal amount of outstanding debt securities of any series represented at a meeting or an adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected thereby favoring such action.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Company may from time to time maintain lines of credit, and have other customary banking relationships, with The Bank of New York Mellon Trust Company, N.A. (successor trustee to The First National Bank of Chicago), the trustee under the Indenture, or with its affiliates.

PLAN OF DISTRIBUTION

We may sell the debt securities in any of three ways:  (i) through underwriters, (ii) through agents or (iii) directly to a limited number of institutional purchasers or to a single purchaser.  The applicable prospectus supplement, will set forth the terms of the offering of the debt securities of such series, including the name or names of any underwriters, the purchase price and the proceeds we receive from such sale, any underwriting discounts and other items constituting underwriters= compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the debt securities of such series may be listed.

If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the debt securities of a series if any are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell debt securities directly or through agents designated by us from time to time.  Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of such contracts.

Agents and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Each series of debt securities will be a new issue of securities with no established trading market.  Any underwriters to whom we sell debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any debt securities.

LEGAL MATTERS

Cravath, Swaine & Moore LLP will issue an opinion concerning the validity of the offered debt securities for The Washington Post Company.  Any underwriter, dealer or agent will be advised about other legal issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 30, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following statement sets forth the estimated amounts of expenses (subject to future contingencies), other than underwriting discounts, to be borne by the Company in connection with the offering described in this registration statement:

Securities and Exchange Commission Registration Fee	$	*
Trustee’s Fees		3,000
Printing and Engraving Expenses		30,000
Rating Agency Fees		260,000
Accounting Fees and Expenses		30,000
Miscellaneous Expenses		12,000
Total Expenses		$335,000

* To be paid on a pay-as-you-go basis pursuant to Rules 456(b) and 457(r).

Item 15.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) permits us to indemnify any of our directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in our rights) arising by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company, in which case court approval must be sought for indemnification.  This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action.  This statute provides that it is not exclusive of other indemnification that may be granted by the Company’s by-laws, a vote of stockholders or disinterested directors, agreement or otherwise.  The statute permits purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

Paragraph B of Article Nine of the Registrant=s Certificate of Incorporation requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer or employee of any other enterprise.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Paragraph A of Article Nine of the Registrant=s Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

The foregoing statements are subject to the detailed provisions of Section 145 and 102(b)(7) of the DGCL and Article Nine of such Certificate of Incorporation, as applicable.

Item 16.  Exhibits

Exhibit No.	Description

1.1	Proposed Form of Underwriting Agreement.**
4.1
Indenture dated as of February 17, 1999, between the Company and The First National Bank of Chicago (presently known as The Bank of New York Mellon Trust Company, N.A.), as Trustee (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 1999).

4.2
First Supplemental Indenture dated as of September 22, 2003, among WP Company LLC, the Company and Bank One, NA, as successor to The First National Bank of Chicago, as Trustee, to the Indenture dated as of February 17, 1999, between The Washington Post Company and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 22, 2003).

4.3	Form of Fixed Rate Security with and without Redemption Provision (included in Exhibit 4.1).
5.1	Opinion of Cravath, Swaine & Moore LLP.*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.*
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company (successor trustee to The First National Bank Chicago) to act as Trustee under the Indenture.*
_________
*  Filed electronically herewith.
** To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed  with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant=s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above (other than through the liability insurance referred to therein), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding and other than through such liability insurance) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 13, 2008.

THE WASHINGTON POST COMPANY,

by	/s/ Veronica Dillon
Name: Veronica Dillon
Title: Senior Vice President, General
Counsel and Secretary

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Veronica Dillon, John B. Morse, Jr. and Hal S. Jones and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3 registration statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming that all said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald E. Graham	Chairman of the Board and Chief	November 13, 2008
Donald E. Graham	Executive Officer (Principal Executive Officer) and Director

/s/ John B. Morse, Jr.	Senior Vice President-Finance and	November 13, 2008
John B. Morse, Jr.	Chief Financial Officer (Principal Financial Officer)

/s/ Wallace R. Cooney	Vice President- Finance and Chief	November 13, 2008
Wallace R. Cooney	Accounting Officer (Principal Accounting Officer)

/s/ Lee C. Bollinger	Director	November 13, 2008
Lee C. Bollinger

/s/ Warren E. Buffett	Director	November 13, 2008
Warren E. Buffett

Signature	Title	Date

/s/ Christopher C. Davis	Director	November 13, 2008
Christopher C. Davis

/s/ Barry Diller	Director	November 13, 2008
Barry Diller

/s/ John L. Dotson Jr.	Director	November 13, 2008
John L. Dotson Jr.

/s/ Melinda French Gates	Director	November 13, 2008
Melinda French Gates

/s/ Thomas S. Gayner	Director	November 13, 2008
Thomas S. Gayner

/s/ Anne M. Mulcahy	Director	November 13, 2008
Anne M. Mulcahy

/s/ Ronald L. Olson	Director	November 13, 2008
Ronald L. Olson

EXHIBIT INDEX

Exhibit No.	Description

1.1	Proposed Form of Underwriting Agreement.**
4.1
Indenture dated as of February 17, 1999, between the Company and The First National Bank of Chicago (presently known as The Bank of New York Mellon Trust Company, N.A.), as Trustee (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 1999).

4.2
First Supplemental Indenture dated as of September 22, 2003, among WP Company LLC, the Company and Bank One, NA, as successor to The First National Bank of Chicago, as Trustee, to the Indenture dated as of February 17, 1999, between The Washington Post Company and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated September 22, 2003).

4.3	Form of Fixed Rate Security with and without Redemption Provision (included in Exhibit 4.1).
5.1	Opinion of Cravath, Swaine & Moore LLP.*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.*
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company (successor trustee to The First National Bank Chicago) to act as Trustee under the Indenture.*

__________________
*  Filed electronically herewith.
** To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.